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                                                                     Exhibit 8.1


                            KILPATRICK STOCKTON LLP
                             1100 Peachtree Street
                                   Suite 2800
                          Atlanta, Georgia 30309-4530
                                 (404) 815-6175


June 9, 1997


Apple South, Inc.
Apple South Financing I
Hancock at Washington
Madison, Georgia 30650
Ladies and Gentlemen:

    This opinion letter is being delivered to you at your request in connection with our representation of Apple South, Inc., a Georgia corporation (the "Company") and Apple South Financing I, a Delaware business trust (the "Trust"), as special tax counsel with regard to the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") of resales of
(i) $3.50 Term Convertible Securities, Series A, of the Trust (the "TECONS"),
(ii) the Company's 7% Convertible Subordinated Debentures (the "Debentures") issued under the Indenture dated as of March 6, 1997, between the Company and First Union National Bank of Georgia, as Trustee, as it may be amended from time to time (the "Indenture"), (iii) the shares (the "Conversion Shares") of the Company's common stock, $0.01 par value per share, into which the Debentures and the TECONS are convertible, and (iv) the Preferred Securities Guarantee issued under the Preferred Securities Guaranty Agreement dated as of March 11, 1997, between the Company and First Union National Bank of Georgia, as Preferred Guarantee Trustee, as it may be amended from time to time (the "Guarantee"). Capitalized terms used and not otherwise defined in this letter have the meanings set forth in the prospectus forming part of the Registration Statement (the "Prospectus").

    We are delivering this opinion in our capacity as special tax counsel to the Company and the Trust solely in connection with the filing of the Registration Statement and the registration of the Debentures, the Conversion Shares and the Guarantee.

    In connection with this opinion, we have examined originals or certified, conformed, or reproduction copies of the following documents, and, without independent verification or investigation, have relied upon the accuracy thereof: (i) the Prospectus; (ii) the Certificate of Trust of the Trust, dated February 18, 1997, as filed with the Secretary of State of the State of Delaware; (iii) the Declaration (including the designation of the terms of the TECONS and the Trust Common Securities annexed thereto); (iv) the forms of the TECONS and the Trust Common Securities and specimen certificates thereof; (v) the Preferred Securities Guarantee and the Common Securities Guarantee, dated March 11, 1997; (vi) the Indenture; and (vii) the form of the Convertible Debentures and a specimen thereof. We also have examined originals or certified, conformed, or reproduction copies of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, and, without independent investigation or verification, have relied upon the accuracy thereof.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the conformity to final versions of all items submitted to us in draft version. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties have the power, corporate or otherwise, to enter into and perform all obligations thereunder, and also have assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

    We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct, and complete copies of the foregoing documents, (ii) none of such documents
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Apple South, Inc.
Apple South Financing I
June 9, 1997
Page 2


has been amended or modified, (iii) all such documents are in full force and effect in accordance with the terms thereof, (iv) there are no other documents that affect the opinions hereinafter set forth, and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of, and accountants for, Apple South, the Trust, the Delaware Trustee, the Regular Trustees, and others.

    Our opinion is conditioned upon, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations referred to above.

    Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Prospectus under the heading "Certain Federal Tax Consequences" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Trust Securities or the Convertible Debentures. In our opinion, however, such discussion constitutes, with respect to the U.S. federal income tax consequences discussed, an accurate summary of all material U.S. federal income tax consequences of the purchase, ownership and disposition of the Trust Securities or the Convertible Debentures, based upon current law and the assumptions stated or referred to therein.

    This opinion is not binding on the Internal Revenue Service (the "Service"), and no ruling has been or will be requested from the Service as to any U.S. federal tax consequence described above. Although this opinion is based upon our best interpretation of current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Department regulations promulgated thereunder, as well as existing court decisions and administrative rulings, and sets forth the conclusions we believe would be reached by a court if the issues were properly briefed and presented to it, the tax law underlying this opinion is not entirely clear, and, therefore, no assurance can be provided that a court in fact would agree with our interpretation. Further, we can provide no assurance that the applicable law will not change in a manner that will adversely affect these consequences, and any such adverse change could be retroactive.

    We express no opinion as to any U.S. federal income tax consequence other than as specifically set forth herein, and we express no opinion with respect to the amount or timing of any federal income tax deductions or credits or with respect to any tax issue arising under state, local, or foreign tax provisions. Further, we express no opinion regarding the accuracy or the validity of any mathematical or numerical calculation related to the Trust, the Guarantee, or the Convertible Debentures. Finally, we expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein.


    We are furnishing the opinions expressed herein solely for your benefit, and they may not be relied upon, quoted from or delivered to any person other than holders of TECONS and your legal counsel without our express, prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 of the Registration Statement and a reference to us under the caption "Legal Matters" therein. In giving this consent, we do not admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,

                                          KILPATRICK STOCKTON LLP

                                          By:/s/ LYNN FOWLER
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